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                                                                     Exhibit (n)

INDEPENDENT AUDITOR'S CONSENT

We consent to the reference to our Firm under the heading "Independent auditors" in the Prospectus and Statement of Addition Information in this Pre-Effective Amendment No. 1 to the Registration Statement of Eaton Vance Tax-Advantaged Global Dividend Income Fund on Form N-2 filed by the Fund under the Securities Act of 1933, as amended (Registration No. 333-110634) and under the investment Company Act of 1940, as amended (Registration No. 811-21470).

/s/ Deloitte & Touche LLP
Boston, Massachusetts
December 24, 2003